EXHIBIT 7 - Certificates pursuant to section 906 of the Sarbanes-Oxley Act of
2002

                                 Certifications

In connection with the annual report of Canadian Imperial Bank of Commerce (the "Bank") filed under cover of a Form 40-F for the period ended October 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, JOHN S. HUNKIN, Chairman and Chief Executive Officer of the Bank, certify that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

                                        /s/ John S. Hunkin
                                        ---------------------------------------
                                            John S. Hunkin
                                        Chairman and Chief Executive Officer

Date:  January 15, 2003

In connection with the annual report of Canadian Imperial Bank of Commerce (the "Bank") filed under cover of a Form 40-F for the period ended October 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, TOM D. WOODS, Executive Vice President and Chief Financial Officer of the Bank, certify that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

                                        /s/  Tom D. Woods
                                       ----------------------------------------
                                             Tom D. Woods

                                       Executive Vice President and
                                       Chief Financial Officer

Date:  January 15, 2003